SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of December 30, 2010 (this “Second Supplemental Indenture”), among Allied World Assurance Company Holdings, Ltd, a Bermuda company (the “Company”), Allied World Assurance Company Holdings, AG, a Swiss company and the parent of the Company (the “Guarantor”), and The Bank of New York Mellon (f/k/a The Bank of New York), a New York banking corporation, as trustee (the “Trustee”). Capitalized terms used but not defined in this Second Supplemental Indenture have the meanings ascribed to such terms in the Indenture (as defined below).

WHEREAS, the Company has executed and delivered to the Trustee an indenture (the “Original Indenture”), dated as of November 15, 2010, between the Company and the Trustee, as supplemented by the First Supplemental Indenture (the “First Supplemental Indenture” and together with the Original Indenture, the “Indenture”), dated as of November 15, 2010, providing for the issuance by the Company of its 5.50% Senior Notes due 2020 (the “Notes”);

WHEREAS, on December 1, 2010, the Company and the Guarantor consummated the Scheme of Arrangement (the “Scheme of Arrangement”) pursuant to which the Company became a wholly owned subsidiary of the Guarantor;

WHEREAS, in connection with the Scheme of Arrangement, the Guarantor provided a full and unconditional guarantee (the “Guarantee”) of the obligations of the Company under the Company’s 7.50% senior notes due 2016;

WHEREAS, Section 2.7(c) of the First Supplemental Indenture provides, in part, that if the Guarantor guarantees the Company’s outstanding 7.50% senior notes due 2016, equivalent guarantees will be provided with respect to the Notes so long as such 7.50% senior notes due 2016 are so guaranteed;

WHEREAS, the Company has furnished the Trustee a duly authorized and executed Company Order, dated December 30, 2010, authorizing the execution of this Second Supplemental Indenture; and

WHEREAS, all things necessary to make this Second Supplemental Indenture a valid agreement of the Company, the Guarantor and the Trustee and a valid supplement to the Indenture have been done;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE I

GUARANTEE

SECTION 1.1. Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Indenture and the Notes (all the foregoing being hereinafter collectively called the “Guaranteed Obligations”). The Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantor and that the Guarantor will remain bound under its Guarantee herein notwithstanding any extension or renewal of any obligations under the Notes.

The Guarantor waives presentation to, demand of, payment from and protest to the Company of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. The Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of the Guarantor hereunder shall not be affected by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under the Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; (3) any rescission, waiver, amendment or modification of any of the terms or provisions of the Indenture, the Notes or any other agreement; (4) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (5) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (6) any change in the ownership of the Guarantor.

The Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

Except as expressly set forth in Section 1.2 below, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of the Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under the Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

The Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Note is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Note when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other obligation under the Notes, the Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Guaranteed Obligations, (B) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (C) all other monetary Guaranteed Obligations of the Company to the Holders and the Trustee.

The Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any obligations under the Notes guaranteed hereby until payment in full of all obligations under the Notes. The Guarantor agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations may be accelerated as provided in the Indenture for the purposes of the Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided herein, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purposes of this Article 1.

The Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Article 1.

SECTION 1.2. Limitation on Liability. Any term or provision of this Second Supplemental Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by the Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Second Supplemental Indenture, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

SECTION 1.3. Successors and Assigns. This Article 1 shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in the Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of the Indenture.

SECTION 1.4. No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 1 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 1 at law, in equity, by statute or otherwise.

SECTION 1.5. Modification. No modification, amendment or waiver of any provision of this Article 1, nor the consent to any departure by the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 1.6. Notation of Guarantee Not Required. The Guarantor hereby agrees that the Guarantee set forth in this Article 1 shall remain in full force and effect notwithstanding the absence on any Note of a notation relating to the Guarantee.

SECTION 1.7. Release of the Guarantor. The Guarantee shall be automatically and unconditionally released and discharged, and no action by the Guarantor, the Company or the Trustee shall be required for the release of the Guarantee:

(i) upon defeasance and discharge of the Notes pursuant to Sections 4.1 and 4.2 of the Indenture;

(ii) upon the full satisfaction of the Company’s obligations under the Indenture; or

(iii) upon the Company delivering to the Trustee an Officers’ Certificate stating that the guarantee of the 7.50% senior notes due 2016 has been released in full.

ARTICLE II

MISCELLANEOUS

SECTION 2.1. Effect of the Second Supplemental Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby. All provisions of this Second Supplemental Indenture shall be deemed to be incorporated in, and a part of, the Indenture; and the Indenture and this Second Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

SECTION 2.2. Effect of Headings. The Article and Section headings herein are inserted for convenience only and shall not be deemed part thereof.

SECTION 2.3. Severability Clause. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 2.4. Conflict. In the event that there is a conflict or inconsistency between the Indenture and this Second Supplemental Indenture, the provisions of this Second Supplemental Indenture shall control; provided, however, if any provision set forth in this Second Supplemental Indenture limits, qualifies or conflicts with another provision herein which is required or deemed to be included in the Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 2.5. Governing Law. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 2.6. Submission to Jurisdiction. By execution and delivery of this Second Supplemental Indenture, the Company and the Guarantor submit to the jurisdiction of any Federal or state court sitting in The City of New York or its Borough of Manhattan over any suit, action or proceeding arising out of or relating to this Second Supplemental Indenture and the Guarantee contained herein.

SECTION 2.7. Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Second Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company and the Guarantor.

SECTION 2.8. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first written above.

ALLIED WORLD ASSURANCE COMPANY
HOLDINGS, LTD

By:    /s/ Scott A. Carmilani
Name: Scott A. Carmilani
Title: President & Chief Executive Officer

ALLIED WORLD ASSURANCE COMPANY
HOLDINGS, AG

as GUARANTOR

By:     /s/ Scott A. Carmilani
Name: Scott A. Carmilani
Title: President & Chief Executive Officer

THE BANK OF NEW YORK MELLON,

as TRUSTEE

By:     /s/ Latoya S. Elvin
Name: Latoya S. Elvin
Title: Associate